                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement               [ ] Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                        MULTILINK TECHNOLOGY CORPORATION
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             _______________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

[LOGO] MULTILINK TECHNOLOGY CORPORATION


                                                                 April 29, 2002

Dear Shareholder:

   You are cordially invited to attend Multilink's Annual Meeting of Shareholders, which will be held at the Holiday Inn-Somerset, located at 195 Davidson Avenue in Somerset, New Jersey, at 10:00 a.m. Eastern Time on Thursday, May 30, 2002. The formal meeting notice and Proxy Statement are attached.

   At this year's Annual Meeting, shareholders will be asked to elect seven directors, to ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for 2002, and to transact any other business that may properly come before the meeting.

   Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed Proxy in the enclosed postage-paid envelope. Returning your completed Proxy will ensure your representation at the Annual Meeting.

   We look forward to seeing you on May 30.

                                                   Sincerely,

                                                   /s/ Richard Nottenburg

                                                   Richard N. Nottenburg, Ph.D.
                                                   President, Chief Executive
                                                   Officer and Co-Chairman

                       MULTILINK TECHNOLOGY CORPORATION
                               300 Atrium Drive
                          Somerset, New Jersey 08873

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2002

                               -----------------

TO OUR SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Multilink Technology Corporation, a California corporation (the "Company"), will be held on Thursday, May 30, 2002 at 10:00 a.m. at the Holiday Inn-Somerset, located at 195 Davidson Avenue, Somerset, New Jersey, for the following purposes:

      1. To elect seven directors to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

      2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   All shareholders of record at the close of business on April 19, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

   All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the postage-paid envelope enclosed for your convenience. Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign and return each Proxy to assure that all of your shares will be voted. If your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder. Please see the discussion on page 2 of the Proxy Statement.

                                                   By Order of the Board of
                                                   Directors,

                                                   /s/ Eric Pillmore

                                                   Eric M. Pillmore
                                                   Senior Vice President of
                                                   Finance,
                                                   Chief Financial Officer and
                                                   Secretary

Somerset, New Jersey
April 29, 2002



  YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       MULTILINK TECHNOLOGY CORPORATION
                               300 Atrium Drive
                          Somerset, New Jersey 08873
                                (732) 537-3700

                               -----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2002

                               -----------------

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Multilink Technology Corporation, a California corporation ("Multilink" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 30, 2002, and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. Eastern Time at the Holiday Inn-Somerset, located at 195 Davidson Avenue, Somerset, New Jersey. These proxy solicitation materials were mailed on or about April 29, 2002 to all shareholders of the Company entitled to vote at the Annual Meeting.

Voting; Quorum

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 19, 2002, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 47,316,358 shares of the Company's Class A common stock, par value $0.0001 per share, were issued and outstanding, and 27,000,000 shares of the Company's Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of the Company's preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to herein as the "common stock."

   Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held.

   In the election of directors, the seven nominees receiving the highest number of affirmative votes shall be elected. The ratification of the appointment of independent auditors requires the approval of the affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

Proxies

   Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign, date and return each Proxy to assure that all of your shares will be voted. Only Proxies that have been signed, dated and timely returned will be counted in the quorum and voted. If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted IN FAVOR OF the election of each of the seven nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld. If no contrary instructions are given, the Proxy will be voted IN FAVOR OF the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at the Company's principal executive offices, located at 300 Atrium Drive, Somerset, New Jersey 08873. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder.

Solicitation

   The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by personal contacts, telephone, telegram, facsimile, electronic or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Shareholder Proposals

   Proposals of shareholders of the Company that are intended to be presented by such shareholders at the 2003 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before March 15, 2003. Please address any shareholder proposals to the Secretary of the Company at the Company's principal executive offices, located at 300 Atrium Drive, Somerset, New Jersey 08873.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

General

   Seven directors are to be elected to the Company's Board of Directors at the Annual Meeting to hold office until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (seven). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the seven nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

   The following table sets forth certain information concerning the nominees for directors of the Company as of April 19, 2002:

                                    Director
             Name               Age  since   Positions with the Company
             ----               --- -------- --------------------------
Richard N. Nottenburg, Ph.D.(1) 48    1994   President, Chief Executive Officer and Co-
                                             Chairman
Jens Albers, Ph.D.(1).......... 38    1994   Executive Vice President and Co-Chairman
Stephen R. Forrest, Ph.D.(2)... 51    1999   Director
G. Bradford Jones(3)........... 47    1999   Director
James M. Schneider(3).......... 49    2001   Director
John Walecka(2)................ 42    1999   Director
Edward J. Zander(2)(3)......... 55    2000   Director

--------
(1) Member of the Option Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

   Unless otherwise instructed, the proxy holders will vote the Proxies received by them IN FAVOR OF the election of each of the nominees named below.

   Richard N. Nottenburg, Ph.D. co-founded the Company and has served as its President, Chief Executive Officer and Co-Chairman since the Company's inception in 1994. Dr. Nottenburg has over 20 years of experience in the design and development of high bit-rate electronics. He is an internationally recognized expert in advanced integrated circuit technologies and in the design of fiber-optic communications integrated circuits. Dr. Nottenburg was an associate professor of electrical engineering at the University of Southern California from 1991 to 1999. From 1984 to 1991, Dr. Nottenburg worked at AT&T Bell Labs (now Lucent Technologies, Inc.) and Bell Communications Research. In 1990, Dr. Nottenburg became a Distinguished Member of the technical staff of AT&T Bell Labs. He received his doctoral degree in electrical engineering from the Swiss Federal Institute of Technology.

   Jens Albers, Ph.D. co-founded the Company and has served as its Co-Chairman since 1994. Additionally, Dr. Albers currently serves as the Company's Executive Vice President. Dr. Albers founded the Company's foreign subsidiaries and previously worked as its Vice President for Business Development and Vice President for European Operations and Strategic Planning. From 1993 to 1995, Dr. Albers was a consultant, and, in 1994 and 1995, served as a Managing Director for Micram Microelectronic GmbH, Bochum, Germany. From 1988 to 1997, Dr. Albers worked in the Department for Semiconductor Devices and Circuits at Ruhr-University in Bochum, Germany. Dr. Albers has extensive design and development experience in fiber-optic communication integrated circuits. He received his doctoral degree in electrical engineering from Ruhr-University, Bochum, Germany.

   Stephen R. Forrest, Ph.D. has been a director of the Company since June 1999. Dr. Forrest has been a professor of electrical engineering at Princeton University since 1992 and served as the Chairman of Princeton's Department of Electrical Engineering from 1997 to 2001. From 1992 to 1997, Dr. Forrest served as the Director of the Center for Photonics and Optolectronic Materials at Princeton University, and from 1989 to 1992, he served as the Director of the National Center for Integrated Photonic Technology. From 1985 to 1992,
Dr. Forrest was professor of electrical engineering at the University of Southern California. Dr. Forrest is the author of approximately 280 papers published in professional journals and holds approximately 50 patents in the areas of organic thin film materials and devices and semiconductor photonic materials and devices. Dr. Forrest received his master's and doctoral degrees in physics from the University of Michigan.

   G. Bradford Jones has been a director of the Company since June 1999. Mr. Jones is a founding partner of Redpoint Ventures, formed in October 1999, and a general partner with Brentwood Venture Capital, a firm he joined in 1981. Mr. Jones also currently serves on the board of directors of Stamps.com, Onyx Acceptance Corporation and several other privately held companies. Mr. Jones received his bachelor's degree in chemistry from Harvard University, his master's degree in physics from Harvard University and his J.D. and M.B.A. from Stanford University.

   James M. Schneider has been a director of the Company since August 2001. Mr. Schneider serves as Chief Financial Officer and Chief Accounting Officer at Dell Computer Corporation, or Dell. Mr. Schneider joined Dell in September 1996 as Vice President and Chief Accounting Officer, was named Senior Vice President in September 1998 and Chief Financial Officer in March 2000. For three years prior to joining Dell, Mr. Schneider was at MCI Communications Corporation, last serving as Senior Vice President of Corporate Finance. For 19 years prior to joining MCI, Mr. Schneider was associated with Price Waterhouse LLP, serving as a partner for 10 years. He is a member of the board of directors of Dell Financial Services and General Communication Inc. Mr. Schneider earned a bachelor's degree in accounting from Carroll College, Waukesha, Wisconsin, and is a certified public accountant. Mr. Schneider is also a member of the Financial Executives Institute.

   John Walecka has been a director of the Company since June 1999. Mr. Walecka is a founding partner of Redpoint Ventures, formed in October 1999, and a general partner with Brentwood Venture Capital, a firm he joined in 1984. Mr. Walecka also currently serves as a member of the board of directors of Vitria Technology, Inc. and several privately held companies. Mr. Walecka received his bachelor's degree and his master's degree in engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

   Edward J. Zander has been a director of the Company since October 2000, and has more than 25 years of expertise in the computer business, including extensive experience in engineering, marketing and executive management. Since April 1999, Mr. Zander has served as President and Chief Operating Officer at Sun Microsystems, or Sun, and was Vice President and Chief Operating Officer from April 1998 to April 1999. Mr. Zander runs Sun's day-to- day business operations, including: system products, storage products, software products and platforms, enterprise services, network service provider services, iPlanet, Sun's alliance with AOL's Netscape division, research and development, including the office of the CTO, customer advocacy, and worldwide manufacturing, purchasing, marketing and sales operations. In his previous positions at Sun, Mr. Zander served as president of Sun Microsystems Computer Company from February 1995 to April 1998, managing development, manufacturing and marketing for the network computing systems organization, and as president of Sun's software group from July 1991 to February 1995, developing and marketing Solaris for enterprise and network computing applications. Before joining Sun in October 1987 as vice president of corporate marketing, Mr. Zander was vice president of marketing for Apollo Computer, developing marketing strategies for the emerging workstation industry. He serves on the boards of directors of the Jason Foundation for Education, Portal Software, Inc., SeeCommerce, and the Advisory Boards of Rensselaer Polytechnic Institute, or

R.P.I., and Boston University. Mr. Zander earned his bachelor's degree in electrical engineering from R.P.I. and his M.B.A. from Boston University.

Board Meetings and Committees

   The Board of Directors held nine meetings during the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"). The Board of Directors has an Audit Committee, a Compensation Committee and an Option Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2001 Fiscal Year. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2001 Fiscal Year.

   Audit Committee. The Audit Committee of the Board of Directors currently consists of three independent directors, Messrs. Jones, Schneider and Zander. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company's audit and financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company's independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with the Company's management and the Company's independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors. The Audit Committee held five meetings during the 2001 Fiscal Year.

   The Board adopted and approved a charter for the Audit Committee in September 2000. A copy of the charter is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are independent as that term is defined in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers.

   Compensation Committee. The Compensation Committee of the Board of Directors currently consists of three directors, Dr. Forrest and Messrs. Walecka and Zander. The Compensation Committee reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee administers and makes stock option grants under the Discretionary Option Grant Program and Stock Issuance Program with respect to the Company's executive officers and Board members and the Salary Investment Option Grant Program under the Company's 2000 Stock Incentive Plan, as amended. The Compensation Committee also administers the Company's 2000 Employee Stock Purchase Plan. The Compensation Committee held one meeting during the 2001 Fiscal Year.

   Option Committee. The Option Committee of the Board of Directors currently consists of two directors, Dr. Nottenburg and Dr. Albers. The Option Committee is responsible for administering the Discretionary Option Grant Program and the Stock Issuance Program under the 2000 Stock Incentive Plan with respect to eligible individuals other than the Company's executive officers or directors. The Option Committee held one meeting and acted on various occasions by unanimous written consent without a meeting during the 2001 Fiscal Year.

Director Compensation

   Directors of the Company do not receive cash compensation for their service as directors. Under the Automatic Option Grant Program in effect under the 2000 Stock Incentive Plan, each new non-employee director will receive an option to purchase 50,000 shares of Class A common stock upon joining the Board of Directors. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director who is to continue to serve as a director will be granted an option to purchase an additional 10,000 shares of Class A common stock, provided that such individual has served as a non-employee director of the Company for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of the Board of Directors.

   In connection with his election as a director, Dr. Forrest received an option grant on October 7, 1999 for 200,000 shares of the Company's Class A common stock at an exercise price per share of $0.55. In connection with his election as a director, Mr. Zander received an option grant on October 25, 2000 for 150,000 shares of the Class A common stock at an exercise price per share of $5.75. In connection with his election as a director, Mr. Schneider received an option grant on September 19, 2001 for 150,000 shares of the Class A common stock at an exercise price per share of $7.05. Messrs. Schneider and Zander each received an additional option grant on February 22, 2002 for 75,000 shares of the Class A common stock. The exercise price per share in effect under each option is $2.50.

   A portion of these options is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares, The shares subject to each option grant generally vest over (and the Company's repurchase right will lapse over) three to four years; however, the shares subject to each option grant will immediately vest in full under certain circumstances as provided in the 2000 Stock Incentive Plan.

Required Vote

   The seven nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors. No Proxy may be voted for a greater number of persons than seven.

Recommendation of the Board of Directors

   The Board of Directors recommends that the shareholders vote IN FAVOR OF the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby in favor of the election of each of the nominees listed above.

                                 PROPOSAL TWO:

                     RATIFICATION OF INDEPENDENT AUDITORS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public auditors for the Company during the 2001 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2002, and is asking the shareholders to ratify this appointment. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

   The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Deloitte & Touche LLP. In the event that the shareholders do not ratify the selection of Deloitte & Touche LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

   The Board of Directors recommends that the shareholders vote IN FAVOR OF the ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby in favor of the ratification of the appointment of Deloitte & Touche LLP.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed Proxy. The Proxy holders shall vote at their discretion on any procedural matters that may come before the Annual Meeting.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of April 19, 2002 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company's common stock, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

                                                        Shares and Percentage of
                                                       Class Beneficially Owned(1)
                                                  ------------------------------------  Percentage
                                                   Class A   Percent  Class B   Percent  of Total
                                                   Common      of     Common      of      Voting
                      Name                          Stock     Class    Stock     Class   Power(2)
                      ----                        ---------- ------- ---------- ------- ----------
Directors and Executive Officers
Richard N. Nottenburg(3)(4)......................  3,825,000   7.5%  15,820,000  58.6%     50.5%
Jens Albers(3)(5)................................  3,450,000   6.8%   8,480,000  31.4%      1.1%
Eric M. Pillmore(6)..............................    611,665   1.3%          --    --         *
Ronald M. Krisanda(7)............................    131,021     *           --    --         *
Joseph R. Cole(8)................................    109,375     *           --    --         *
G. Bradford Jones(9)............................. 23,139,200  46.5%          --    --       7.2%
John Walecka(10)................................. 23,189,200  46.6%          --    --       7.3%
Stephen R. Forrest(11)...........................    100,000     *           --    --         *
Edward J. Zander(12).............................     89,583     *           --    --         *
James M. Schneider...............................    110,000     *           --    --         *
All Directors and Executive Officers as a Group
  (10 persons)(13)............................... 31,615,844  54.6%  15,820,000  58.6%     57.9%

5% Shareholders
Entities associated with Brentwood
  Venture Capital(14)............................ 21,139,200  42.5%          --    --       6.6%
Matthias Bussmann(15)............................    734,500   1.6%   5,480,000  20.3%     17.5%
International Business Machines Corporation(16)..  4,186,654   8.8%          --    --       1.3%
TRW, Inc.(17)....................................  1,250,000   2.6%   5,700,000  21.1%     18.4%
Entities associated with MeriTech Capital
  Partners(18)...................................  3,750,000   7.9%          --    --       1.2%

--------
  * Represents less than one percent.
 (1) The percentage of shares beneficially owned is based on 47,316,358 shares of Class A common stock and 27,000,000 shares of Class B common stock outstanding as of April 19, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after April 19, 2002 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them.
 (2) Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock and will, in general, automatically convert into one share of Class A common stock upon sale or other transfer to any person or entity other than a person or entity that owns or controls an entity that owns Class B common stock.
 (3) The address for Dr. Nottenburg and Dr. Albers is 300 Atrium Drive, 2nd Floor, Somerset, New Jersey 08873.

 (4) Includes 3,775,000 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002. Also includes 8,480,000 shares of Class B common stock owned by Dr. Albers over which Dr. Nottenburg has sole voting power pursuant to a voting trust agreement between Dr. Nottenburg and Dr. Albers. Dr. Nottenburg disclaims beneficial interest in such shares.
 (5) Includes 3,450,000 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002. Dr. Nottenburg has sole voting power over Dr. Albers' shares of Class B common stock pursuant to a voting trust agreement between Dr. Nottenburg and Dr. Albers. Dr. Nottenburg disclaims beneficial interest in such shares.
 (6) Consists of 608,888 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002.
 (7) Consists of 130,000 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002.
 (8) Consists of 109,375 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002.
 (9) Mr. Jones is a general partner of entities affiliated with Brentwood Venture Capital and entities affiliated with Redpoint Ventures. The shares listed include (i) 18,700,000 shares of Class A common stock held by entities affiliated with Brentwood Venture Capital, (ii) 2,439,200 shares of Class A common stock issuable to entities affiliated with Brentwood Venture Capital pursuant to currently exercisable warrants, and
     (iii) 2,000,000 shares of Class A common stock held by entities affiliated with Redpoint Ventures. Mr. Jones disclaims beneficial interest in the shares held by these entities, except to the extent of his pecuniary interest in these entities. The address for Mr. Jones is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(10) Mr. Walecka is a general partner of entities affiliated with Brentwood Venture Capital and entities affiliated with Redpoint Ventures. The shares listed include (i) 18,700,000 shares of Class A common stock held by entities affiliated with Brentwood Venture Capital, (ii) 2,439,200 shares of Class A common stock issuable to entities affiliated with Brentwood Venture Capital pursuant to currently exercisable warrants, and (iii) 2,000,000 shares of Class A common stock held by entities affiliated with Redpoint Ventures. Mr. Walecka disclaims beneficial interest in the shares held by these entities, except to the extent of his pecuniary interest in these entities. The address for Mr. Walecka is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(11) Consists of 100,000 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002.
(12) The shares listed include (i) 58,333 shares of Class A common stock held by Mr. Zander and (ii) 31,250 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002.
(13) Includes 8,204,513 shares of Class A common stock subject to an option exercisable within 60 days of April 19, 2002 and 2,439,200 shares of Class A common stock issuable pursuant to currently exercisable warrants.
(14) Includes 20,505,000 shares of Class A common stock held by or issuable pursuant to currently exercisable warrants to Brentwood Associates IX, L.P. and 634,200 shares of Class A common stock held by or issuable pursuant to currently exercisable warrants to Brentwood Affiliates Fund III, L.P. The address for Brentwood Venture Capital is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.
(15) The address for Dr. Bussmann is 156 N. Citrus Avenue, Los Angeles, California 90036.
(16) The address for International Business Machines Corporation is New Orchard Road, Armonk, New York 10504.
(17) The address for TRW, Inc is 1900 Richmond Road, Cleveland, Ohio 44124.
(18) Consists of 3,690,000 shares of Class A common stock held by MeriTech Capital Partners L.P. and 60,000 shares of Class A common stock held by MeriTech Capital Affiliates, L.P. The address for MeriTech Capital Partners is 285 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

   The following table sets forth certain information regarding all executive officers of the Company as of April 19, 2002:

            Name             Age                Positions with the Company
            ----             ---                --------------------------
Richard N. Nottenburg, Ph.D. 48  President, Chief Executive Officer and Co-Chairman
Jens Albers, Ph.D........... 38  Executive Vice President and Co-Chairman
Eric M. Pillmore............ 48  Senior Vice President of Finance, Chief Financial Officer
                                 and Secretary
Ronald M. Krisanda.......... 40  Senior Vice President of Operations
Joseph R. Cole.............. 38  Vice President of Worldwide Sales

   The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The descriptions for Dr. Nottenburg and Dr. Albers appear earlier in this Proxy Statement. See "Election of Directors."

   Eric M. Pillmore has served as the Company's Senior Vice President of Finance, Chief Financial Officer and Secretary since joining the Company in July 2000. From April 2000 to May 2000, he was Chief Financial Officer and Vice President Finance and Administration for McData Corporation. From January 2000 to April 2000, he was Senior Vice President, Finance and Director, Broadband Communications Sector of Motorola Corporation, the successor by acquisition to General Instrument Corporation, or GI. From March 1996 to January 2000, Mr. Pillmore worked for GI, ultimately holding the position of Senior Vice President, Finance and Chief Financial Officer. From March 1996 to November 1996, Mr. Pillmore was Vice President, Finance of GI. From January 1994 to February 1996, he was Manager, Finance of the Plastics Americas Division of General Electric Company. He was Manager, Finance of GE Medical Systems Asia, Ltd. from March 1992 to January 1994 and Director, Finance of GE/Yokogawa Medical Systems, Ltd. from June 1991 to February 1994. Mr. Pillmore received his bachelor's degree in business administration from the University of New Mexico.

   Ronald M. Krisanda has served as the Company's Senior Vice President of Operations since joining the Company in November 2000. From January 2000 to November 2000, he was Vice President and General Manager Asia Operations, Broadband Communications Sector of Motorola Corporation, the successor by acquisition to General Instrument Corporation, or GI, in January 2000. From May 1996 to December 1999, Mr. Krisanda worked for GI, ultimately holding the position of Vice President and General Manager of General Instrument of Taiwan Ltd. From May 1996 to June 1997, Mr. Krisanda was Director of Operations, Digital Networks Systems of GI. From February 1990 to April 1996, Mr. Krisanda worked for the Electronics Division of Ford Motor Company, ultimately holding the position of Manager Advanced Manufacturing Technology. From September 1984 to January 1990, he worked for the Climate Control Division of Ford Motor Company holding a variety of engineering, operations, and supply chain positions. Mr. Krisanda received his bachelor's degree in mechanical engineering from Clarkson University and his master's degree in manufacturing systems engineering from Lehigh University.

   Joseph R. Cole joined the Company in February 2001 as its Vice President of Enterprise Accounts and became the Vice President of Worldwide Sales in December 2001. From January 2000 to February 2001, he was the Enterprise Business Director for Lucent Technologies at Cadence Design Systems. From January 1998 to January 2000, Mr. Cole was a Partner and Vice President at Strategic Sales Inc. From January 1997 to January 1998, Mr. Cole was National Account Manager for Lucent Technologies at Cypress Semiconductor. From January 1993 to January 1997, Mr. Cole held various positions at Hitachi America, Ltd, including Labs Manager for the Lucent Technologies account and Applications Engineer. From June 1985 to January 1993, Mr. Cole held various positions at AT&T Bell Laboratories including member of the technical staff. Mr. Cole received his bachelor's degree in electronic engineering from Monmouth College and his master's degree in computer science from Stevens Institute of Technology.

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2001 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1999, 2000 and 2001. The listed individuals are hereinafter referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                               Annual Compensation  Compensation
                                               -----------------    ------------
                                                                     Securities
                                                                     Underlying   All Other
Name and Principal Position               Year Salary($) Bonus($)    Options(#)  Compensation
---------------------------               ---- --------- --------   ------------ ------------
Richard N. Nottenburg.................... 2001  286,585  250,000             --     44,684(1)
  President, Chief Executive              2000  250,071  218,000             --    137,573(2)
  Officer and Co-Chairman                 1999  219,849  101,250      6,600,000         --

Jens Albers.............................. 2001  249,995  226,314             --     36,882(4)
  Executive Vice President                2000  235,195  281,064(3)          --      6,240
  and Co-Chairman                         1999  155,247   55,556      5,800,000         --

Eric M. Pillmore......................... 2001  225,000  112,500             --     39,661(5)
  Senior Vice President of Finance,       2000   99,519  100,000      1,000,000         --
  Chief Financial Officer and Secretary

Ronald M. Krisanda....................... 2001  227,596       --        200,000     55,525(6)
  Senior Vice President of Operations     2000   17,308  100,000        400,000         --

Joseph R. Cole(7)........................ 2001  174,494       --        350,000     11,296(8)
  Vice President of Worldwide Sales

Craig S. Lewis(9)........................ 2001  225,865       --        800,000     28,536(10)
  Senior Vice President of Sales

--------
 (1) Includes tax preparation, car allowance and a matching contribution under the Company's 401(k) plan.
 (2) Includes relocation expenses.
 (3) Includes $99,179 that pertains to 1998 but was not paid until 2000.
 (4) Includes tax preparation, car allowance, insurance and a matching contribution under the Company's 401(k) plan.
 (5) Includes tax preparation and a matching contribution under the Company's 401(k) plan.
 (6) Includes tax preparation, a matching contribution under the Company's 401(k) plan and relocation expenses.
 (7) Mr. Cole joined the Company on February 26, 2001 and was appointed as Vice President of Worldwide Sales in December 2001.
 (8) Includes car allowance and a matching contribution under the Company's 401(k) plan.
 (9) Mr. Lewis was appointed as Senior Vice President of Sales in January 2001 and his employment with the Company terminated in December 2001.
 (10) Includes tax preparation and a matching contribution under the Company's 401(k) plan. The matching contribution was forfeited by Mr. Lewis upon termination of his employment with the Company.

Option Grants in Last Fiscal Year

   The following table provides information concerning the stock options granted to the Named Executive Officers during the 2001 Fiscal Year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2001 Fiscal Year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  Potential Realizable Value at Assumed
                                                                 Annual Rate of Stock Price Appreciation
                                  Individual Grants                        for Option Term(4)
                      ------------------------------------------ ---------------------------------------
                                 Percent of
                      Number of    Total
                      Securities  Options
                      Underlying Granted to
                       Options   Employees  Exercise
                       Granted   in Fiscal    Price   Expiration
        Name            (#)(1)    Year(2)   ($/Sh)(3)    Date        0%($)        5%($)        10%($)
        ----          ---------- ---------- --------- ----------  ----------    ----------   ----------
Richard N. Nottenburg       --        --         --         --           --            --           --
Jens Albers..........       --        --         --         --           --            --           --
Eric M. Pillmore.....       --        --         --         --           --            --           --
Ronald M. Krisanda...  200,000      2.29%     $5.75    2/27/11   $  450,000    $1,456,231   $2,999,998
Joseph R. Cole.......  350,000      4.01%     $5.75    2/27/11   $  787,500    $2,548,405   $5,249,979
Craig S. Lewis.......  800,000      9.17%     $5.75    1/16/11   $1,000,000    $4,521,810   $9,924,958

--------
(1) The option granted to Mr. Krisanda becomes exercisable in four successive yearly installments upon his completion of each year of service from February 28, 2001 as follows: 30,000 shares on February 28, 2002, 40,000 shares on February 28, 2003, 60,000 shares on February 28, 2004 and 70,000 shares on February 28, 2005. The option granted to Mr. Cole becomes exercisable in 48 successive equal monthly installments upon his completion of each month of service from February 28, 2001. Mr. Lewis' employment with the Company terminated in December 2001, and his options were not exercised and have been canceled.
(2) Based on options to purchase an aggregate of 8,726,500 shares of Class A common stock granted to the Company's employees and directors during the year ended December 31, 2001.
(3) The options were granted at an exercise price equal to the fair market value of the Company's Class A common stock determined in good faith by the Company's Board of Directors.
(4) The assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company's estimate or projection of the future trading prices of its common stock. The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Class A common stock on the date of grant was $8.00 for grants made to Mr. Krisanda and Mr. Cole and $7.00 for grants made to Mr. Lewis and appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares are sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises and Fiscal Year End Values

   The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the 2001 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2001 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                              Number of Securities
                       Shares                Underlying Unexercised      Value of Unexercised in-the-
                      Acquired             Options at 2001 Year-End(#) Money Options at 2001 Year-End(2)
                         on       Value    --------------------------- ---------------------------------
        Name          Exercise Realized(1) Exercisable   Unexercisable   Exercisable      Unexercisable
        ----          -------- ----------- -----------   ------------- -----------       -------------
Richard N. Nottenburg    --        --       3,450,000      3,150,000   $20,913,500        $19,029,500
Jens Albers..........    --        --       3,000,000      2,800,000   $18,175,000        $16,919,000
Eric M. Pillmore.....    --        --         472,221        527,779   $ 1,879,440        $ 2,100,560
Ronald M. Krisanda...    --        --         100,000        500,000   $    73,000        $   365,000
Joseph R. Cole.......    --        --          72,916        277,084   $    53,229        $   202,271
Craig S. Lewis(3)....    --        --         200,000             --   $   146,000                 --

--------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.
(2) Determined on the basis of the closing sales price per share of the Company's Class A common stock on the Nasdaq National Market on the last day of the 2001 Fiscal Year ($6.48 per share), less the option exercise price payable per share.
(3) Mr. Lewis' employment with the Company terminated in December 2001. These options were not exercised and have been canceled.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   None of the Named Executive Officers has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Company's Board of Directors.

   In July 2000, the Company executed an offer letter with Eric Pillmore, the Company's Senior Vice President and Chief Financial Officer. The letter provides that if Mr. Pillmore is terminated for any reason other than "for cause" (as defined in the letter), Mr. Pillmore would be eligible to receive
(i) a severance benefit in an amount equal to six months of his annual compensation (base and bonus) as of the date of termination, (ii) six months of continued coverage of benefit plans being offered to other executives as of the date of termination, and (iii) the acceleration of six months of vesting of Mr. Pillmore's stock options. If a change of control of the Company occurs within 90 days of Mr. Pillmore's termination without cause, the accelerated vesting rights of Mr. Pillmore's options will be executed.

   The Compensation Committee of the Company's Board of Directors, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Company's Board of Directors currently consists of Dr. Forrest and Messrs. Walecka and Zander. None of these individuals was an officer or employee of the Company at any time during the 2001 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company's performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

   General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of two elements: (i) a base salary and targeted bonus that is commensurate with salaries and bonuses for similar positions at peer companies, and (ii) long-term, stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the shareholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

   Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

   Base Salary and Bonus. The base salary for each executive officer is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee's policy is to target base salary and bonus levels near the median of the estimated base salary and bonus levels paid for similar positions at peer companies. Bonuses are established with specific, measurable performance goals at the corporate level and for each individual. In addition, the Compensation Committee attempts to ensure that each executive officer's overall compensation is also substantially composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer's total compensation tied to the Company's performance and stock price appreciation in order to create a greater incentive to create value for the Company's shareholders.

   Long-Term Incentives. To date, long-term incentives have consisted solely of grants of options to purchase the Company's Class A common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Class A common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

   The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

   The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

   CEO and EVP Compensation. The Compensation Committee has set the base salaries and targeted bonuses of Dr. Nottenburg, the Company's President and Chief Executive Officer ("CEO"), and Dr. Albers, the Company's Executive Vice President ("EVP"), at levels that it believes are near the median of base salary and bonus levels of comparable officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of both the CEO and EVP in the Company. Because the CEO and EVP each hold a significant equity stake in the Company, the Compensation Committee believes that they have a significant incentive to continue contributing to the Company's financial success because they will benefit from any appreciation in the value of the Company's common stock.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for the 2001 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company's executive officers for the 2002 Fiscal Year within that limit. The 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

   It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

   Submitted by the Compensation Committee of the Company's Board of Directors:

                                       Edward J. Zander
                                       Stephen R. Forrest
                                       John Walecka

                            AUDIT COMMITTEE REPORT

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flow for each of the three years in the period ended December 31, 2001, and the notes thereto.

   Composition. The Audit Committee of the Company's Board of Directors is currently composed of three independent directors, as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The members of the Audit Committee are Messrs. Jones, Schneider and Zander.

   Responsibilities. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the Company's financial reporting process, and to maintain free and open lines of communication among the Audit Committee, the Company's independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company's independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors.

   Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's independent auditors, Deloitte & Touche LLP.

   The Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company's financial statements.

   Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from the Company.

   Conclusion. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC.

   Reappointment of Independent Auditors. In April 2002, the Audit Committee recommended to the Board of Directors the reappointment of Deloitte & Touche LLP, as the Company's independent auditors for the fiscal year ending December 31, 2002.

   Submitted by the Audit Committee of the Company's Board of Directors:

                                        G. Bradford Jones
                                        James M. Schneider
                                        Edward J. Zander

Audit and Related Fees

   Audit Fees. The fees billed by Deloitte & Touche LLP for professional services for the audit of the Company's annual consolidated financial statements for the 2001 Fiscal Year, including the issuance of certain foreign statutory reports, and the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 Fiscal Year were $171,850.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP to the Company for financial information systems design and implementation fees for the 2001 Fiscal Year.

   All Other Fees.   The aggregate fees billed by Deloitte & Touche LLP for
services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the 2001 Fiscal Year were $971,474, including audit related services of approximately $636,165 and non-audit services of $335,309. Audit related services consist primarily of fees for SEC registration statement reviews including registration statements associated with the Company's initial public offering. Non-audit services include fees for tax consultation, tax preparation and other consultations.

   The Audit Committee has determined that the provision of services by Deloitte & Touche LLP for financial information systems design and implementation and all other fees is compatible with maintaining Deloitte & Touche LLP's independence.

                            STOCK PERFORMANCE GRAPH

   The Stock Performance Graph depicted below shows a comparison of cumulative shareholder returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index.

                                          [CHART]

         Multilink Technology     Nasdaq Index     Nasdaq Electronic Components
             Corporation                                     Index

June 21, 2001       $100.00         $100.00                   $100.00
June 2001           $128.00         $105.00                   $109.00
July 2001           $146.00          $98.00                   $108.00
August 2001          $84.00          $88.00                    $97.00
September 2001       $46.00          $73.00                    $70.00
October 2001         $41.00          $82.00                    $89.00
November 2001        $62.00          $94.00                   $111.00
December 2001        $58.00          $95.00                   $105.00


                           6/21/01 6/30/01 7/31/01 8/31/01 9/30/01 10/31/01 11/30/01 12/31/01
                           ------- ------- ------- ------- ------- -------- -------- --------
MULTILINK TECHNOLOGY
  CORPORATION.............   100     128     146     84      46       41       62       58
NASDAQ STOCK MARKET (U.S.)   100     105      98     88      73       82       94       95
NASDAQ ELECTRONIC
  COMPONENTS INDEX........   100     109     108     97      70       89      111      105

   The graph covers the period from June 21, 2001, the first trading date of the Company's Class A common stock, to December 31, 2001. The graph assumes that $100 was invested on June 21, 2001 in the Company's Class A common stock at the initial public offering price of $9.00 per share and in each index, and that all dividends were reinvested. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

   The preceding Stock Performance Graph, Compensation Committee Report and Audit Committee Report, and the Audit Committee charter attached hereto as Appendix A are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Compensation Committee Report, Audit Committee Report and Audit Committee charter shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Certain Transactions

   Since January 1, 2001 there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

   Transactions with TRW. In June 1997, the Company entered into a supply agreement with TRW pursuant to which TRW supplies the Company with a certain number of processed Gallium Arsenide wafers annually for a fixed price per wafer. The agreement was amended in June 1999 to revise the wafer delivery requirement. In October 2000, the Company entered into a short-term foundry agreement with TRW to purchase Indium Phosphide development wafers for a fixed price per wafer. This agreement was amended in November 2000 and December 2000 to revise the number of development wafers to be purchased. The Company also has a development agreement with TRW for Gallium Arsenide development materials which was entered into in June 1995 and which has been amended several times primarily to extend the term of the agreement and revise hourly time and material labor rates.

   Transactions with IBM. During May 2000, the Company entered into a series of agreements with IBM. The Company's semiconductor development agreement with IBM provides the Company with certain models and design kits for use in the fabrication process to develop new integrated circuits. The Company provides IBM with prototype designs, and IBM fabricates mask sets corresponding to the Company's designs, schedules wafers starts and processes the wafers. In exchange for IBM's development efforts and access to their fabrication process, we make certain fixed payments to IBM. Under the Company's joint development agreement with IBM, pursuant to which the Company licensed to IBM and IBM licensed to the Company, certain technology, the Company and IBM jointly develop integrated circuits. The Company and IBM are both permitted to sell the jointly created products to third parties, subject to a fixed royalty fee payable to the other party. In addition, during July 2001, the Company entered into a volume purchase agreement with IBM pursuant to which IBM will provide the Company with SiGe wafers for a fixed price per wafer. There are no minimum purchase requirements under this agreement that expires in May 2005.

   Investment in ASIP. In January 2001, the Company exercised its option to purchase 833,333 shares of the Series B Convertible Preferred Stock of ASIP, Inc. at an aggregate purchase price of $1,666,666 pursuant to the Series A Convertible Preferred Stock Purchase and Option Agreement, dated as of July 17, 2000, between ASIP and the Company. The Company previously purchased 1,666,667 shares of ASIP's Series A preferred stock at an aggregate purchase price of $833,334 pursuant to that same agreement.

   In May 2001, the Company entered into a development and license agreement with ASIP, pursuant to which ASIP will design, develop and prototype certain optical components, and the Company will reimburse ASIP a maximum of $2,500,000 of its development expenses and consign up to $3,500,000 of equipment to ASIP, which ASIP will later have the option to purchase at its then-depreciated value. The agreement also provides that we will enter into a supply agreement with ASIP upon ASIP's successful completion and delivery of the component prototypes. During 2001, the Company paid research and development expenses of $628,623 to ASIP under this agreement.

   Dr. Stephen Forrest, one of the Company's directors, is a founder and director of ASIP. Additionally, Dr. Richard Nottenburg, the Company's Co-Chairman, President and Chief Executive Officer, and G. Bradford Jones and John Walecka, two of the Company's directors, are each directors of ASIP. Additionally, Messrs. Jones and Walecka are founding partners of entities affiliated with Redpoint Ventures, another investor in the ASIP's Series A and Series B stock purchase and option transactions.

   Investment in IPAG. In July 2001, the Company entered into an investment agreement with the shareholders of Innovative Processing AG ("IPAG"), an optical components company located in Germany, pursuant to which the Company purchased 26,230 shares, or approximately 18%, of IPAG's ordinary shares for an aggregate purchase price of $343,247. In September 2001, the Company entered into a development and license agreement with IPAG, pursuant to which IPAG will design, develop and prototype certain optical components, and the Company will reimburse IPAG a maximum of $770,000 of its development expenses and consign up to approximately $500,000 of equipment to IPAG, which IPAG will later have the option to purchase at its then-depreciated value. The agreement also provides that the Company will enter into a supply agreement with IPAG upon IPAG's successful completion and delivery of the component prototypes. During 2001, the Company paid research and development expenses of $570,860 to IPAG and expended less than $100,000 for capital items under this agreement.

   Dr. Albers, the Company's Executive Vice President and Co-Chairman, is a member of the Board of Supervisors of IPAG, and, in connection with his service on that board, Dr. Albers owns 2,500 of IPAG's ordinary shares. In addition, Dr. Albers owns a 12.5% interest in and acts as a managing partner of AGITE! S.p.A. ("AGITE!"), an investment fund that has also invested in IPAG. AGITE! purchased 24,770 shares of IPAG's ordinary shares at the same price per share as the Company.

   Officer Loans. In January 2002, the Company entered into a full-recourse promissory note with Dr. Albers, the Company's Executive Vice President and Co-Chairman, to assist Dr. Albers with the purchase of a new home upon his transfer from the Company's European headquarters in Germany to its California facility. The note is for $483,231, bears interest at 5.5% per annum and is due in January 2007 (including all accrued and unpaid interest). The note is secured by a portion of Dr. Albers' Class B common stock pursuant to a pledge agreement between the Company and Dr. Albers and is payable upon the earlier of the stated due date or 30 days after Dr. Albers' employment with the Company ceases.

   Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company's Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Class A common stock of the Company. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2001, its directors, officers and holders of more than 10% of the Company's Class A common stock complied with the requirements of Section 16(a), except for the late filing of a Form 3 by James Schneider in connection with his election to the Company's Board of Directors and the late filing of a Form 3 and a Form 5 by Joseph Cole in connection with his appointment as an executive officer of the Company.

Annual Report to Shareholders

   A copy of the Annual Report to Shareholders of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

   On March 22, 2002 the Company filed with the SEC an Annual Report on Form 10-K for the 2001 Fiscal Year. Shareholders may obtain a copy of the Form 10-K and any of the Company's other SEC reports, free of charge, by writing to Investor Relations, Multilink Technology Corporation, 300 Atrium Drive, 2nd Floor, Somerset, New Jersey 08873.

                                             By Order of the Board of Directors,

                                             /s/ Eric Pillmore

                                             Eric M. Pillmore
                                             Senior Vice President of
                                             Finance,
                                             Chief Financial Officer and
                                             Secretary


Somerset, New Jersey
April 29, 2002

                      Appendix A--Audit Committee Charter

                       CHARTER OF THE AUDIT COMMITTEE OF
          THE BOARD OF DIRECTORS OF MULTILINK TECHNOLOGY CORPORATION


COMMITTEE                     The Board of Directors (the "Board") of Multilink
                              Technology Corporation (the "Corporation") has established a standing committee to be known as the Audit Committee (the "Committee").

OBJECTIVES                    The purpose of the Committee is to oversee the
                              Corporation's auditing, accounting and control functions, including primary responsibility for the financial reporting process of the Corporation.

SCOPE OF ACTIVITIES           To the full extent permitted by applicable law,
                              the Committee shall exercise the following powers and duties:

                              (a) Recommend to the Board the firm of
                                  independent auditors to be selected to audit the Corporation financial statements;

                              (b) Meet with the Corporation's independent
                                  auditors at least annually and review the scope of the annual audit (inclusions and exclusions), any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Corporation;

                              (c) Advise the Board as to the auditors'
                                  performance, including the scope and adequacy of the auditors' review;

                              (d) Recommend, where appropriate, the removal or
                                  replacement of the independent auditors;

                              (e) Review the Corporation's annual financial
                                  statements, including the footnotes, and discuss such statements with the auditors prior to release of the Corporation's annual report;

                              (f) Receive and consider the auditors' comments
                                  and suggestions as to internal audit and control procedures, adequacy of staff, and other matters;

                              (g) Receive and review periodic reports of the
                                  Corporation's internal audit staff; meet with internal audit staff to review and approve the internal audit staff to review and approve the internal audit programs; review the executive management's responses to internal audit staff reports; review the adequacy of the Corporation's internal audit staff and report thereon to the Board;

                              (h) Approve non-audit services to be rendered to
                                  the Corporation by the independent auditors, if any, after considering the effect on audit independence;

                              (i) Meet with the request and obtain reports and
                                  information from such company officers,
                                  employees, suppliers and others as the Audit
                                  Committee shall determine to be necessary in carrying out their duties as set forth above;

                              (j) Take, or recommend that the full board take,
                                  appropriate action to oversee the
                                  independence of the outside auditors;

                              (k) Receive and review periodic written
                                  statements from the independent auditors delineating all relationships between the auditors and the company; and

                              (l) Engage in an active dialogue with the
                                  auditors with respect to any disclosed
                                  relationships or services that may impact the objectivity and independence of the auditors.

COMPOSITION                   To the full extent permitted by applicable law,
                              the Committee's composition shall meet the following requirements:

                              (a) The Committee is to be composed of such
                                  number of Corporation directors as may be appointed by the Board, but in no event less than three (3).

                              (b) No Committee member shall be a full time
                                  employee of the Corporation. All of the
                                  Directors on the Committee shall be outside directors who are independent of Corporation management and are in a better position to provide the independent point of view crucial to this Committee's effectiveness.

                              (c) One of the members so appointed will be
                                  designated by the Board as the Chairperson of the Committee.

                              (d) One member of the Committee must have past
                                  employment experience in finance or
                                  accounting, requisite professional
                                  certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

TERM The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board for any reason and at any time.

VACANCIES                     Vacancies on the Committee shall be filled by
                              vote of the Board during its first meeting following the occurrence of such vacancy.

MEETINGS The Committee shall hold regular meetings on such days as it shall determine. Other meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes shall be regularly kept of the Committee proceedings, by a person appointed by the Committee to do so.

AGENDA Prior to each regularly scheduled meeting, the Committee will receive a prepared agenda for the meeting. Other topics for discussion may be introduced at the meeting at the request of any Committee member.

ATTENDANCE                    Such corporate officers and other employees of
                              the Corporation, as the Committee may regularly or from time-to-time designate, shall attend the meetings.

OUTSIDE ASSISTANCE            Subject to the prior approval of the Board, the
                              Committee is authorized to engage or employ such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

PROCEDURE                     The Committee may adopt rules for its meetings
                              and activities. In the absence of any such rules, Committee actions shall be governed by the Corporation's Bylaws and applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

PROXY                                                                      PROXY
                        MULTILINK TECHNOLOGY CORPORATION
                              CLASS A COMMON STOCK
                  Annual Meeting of Shareholders, May 30, 2002
         This Proxy is Solicited on Behalf of the Board of Directors of
                        Multilink Technology Corporation


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 30, 2002 and the Proxy Statement, and appoints Richard N. Nottenburg and Eric M. Pillmore, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Multilink Technology Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn-Somerset, located at 195 Davidson Avenue, Somerset, New Jersey 08873, on May 30, 2002 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                        MULTILINK TECHNOLOGY CORPORATION

                                  May 30, 2002



               . Please Detach and Mail in the Envelope Provided .

------------------------------------------------------------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


                                  WITHHOLD
                                  AUTHORITY
                       FOR ALL     FOR ALL
                      NOMINEES*    NOMINEES*                                                                     FOR AGAINST ABSTAIN
  1. To elect seven      [_]          [_]          Nominees:                       2. To ratify the appointment  [_]   [_]     [_]
     directors to serve                               Richard N. Nottenburg, Ph.D.    of Deloitte & Touche LLP
     until the next Annual Meeting of                 Jens Albers, Ph.D.              as the independent auditors
     Shareholders or until their successors are       Stephen R. Forrest, Ph.D.       of the Company for the
     duly elected and qualified:                      G. Bradford Jones               fiscal year ending
                                                      James M. Schneider              December 31, 2002.
  *Instructions: To withhold a vote for an            John L. Walecka
  individual nominee, write the name of such          Edward J. Zander             3. In accordance with the discretion of the proxy
  nominee in the space provided below. Your                                           holders, to act upon all matters incident to
  shares will be voted for the remaining nominees.                                    the conduct of the meeting and upon other
                                                                                      matters as may properly come before the
---------------------------------------------------                                   meeting.

                                                                                   The Board of Directors recommends a vote IN
                                                                                   FAVOR OF the directors listed above and a vote
                                                                                   IN FAVOR OF each of the listed proposals. This
                                                                                   proxy, when properly executed, will be voted as
                                                                                   specified above. If no specification is made,
                                                                                   this proxy will be voted in favor of the
                                                                                   election of the directors listed above and in
                                                                                   favor of the other proposals.

                                                                                   Please print the name(s) appearing on each share
                                                                                   certificate(s) over which you have voting
                                                                                   authority:


                                                                                   _____________________________________
                                                                                      (Print name(s) on certificate)

                                                                                   This Proxy must be signed and dated to be valid.


  Please sign your name(s) (Authorized Signature(s)) ____________________________________________ __________________ Dated:
  _____________, 2002

  NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS
        ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN
        FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
        AUTHORIZED PERSON, GIVING FULL TITLE.

------------------------------------------------------------------------------------------------------------------------------------

PROXY                                                                      PROXY
                        MULTILINK TECHNOLOGY CORPORATION
                              CLASS B COMMON STOCK
                  Annual Meeting of Shareholders, May 30, 2002
         This Proxy is Solicited on Behalf of the Board of Directors of
                        Multilink Technology Corporation


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 30, 2002 and the Proxy Statement, and appoints Richard N. Nottenburg and Eric M. Pillmore, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Multilink Technology Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn-Somerset, located at 195 Davidson Avenue, Somerset, New Jersey 08873, on May 30, 2002 at 10:00 a.m. Eastern Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                        MULTILINK TECHNOLOGY CORPORATION

                                  May 30, 2002

------------------------------------------------------------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


                                  WITHHOLD
                                  AUTHORITY
                       FOR ALL     FOR ALL
                      NOMINEES*    NOMINEES*                                                                     FOR AGAINST ABSTAIN
  1. To elect seven      [_]          [_]          Nominees:                       2. To ratify the appointment  [_]   [_]     [_]
     directors to serve                               Richard N. Nottenburg, Ph.D.    of Deloitte & Touche LLP
     until the next Annual Meeting of                 Jens Albers, Ph.D.              as the independent auditors
     Shareholders or until their successors are       Stephen R. Forrest, Ph.D.       of the Company for the
     duly elected and qualified:                      G. Bradford Jones               fiscal year ending
                                                      James M. Schneider              December 31, 2002.
  *Instructions: To withhold a vote for an            John L. Walecka
  individual nominee, write the name of such          Edward J. Zander             3. In accordance with the discretion of the proxy
  nominee in the space provided below. Your                                           holders, to act upon all matters incident to
  shares will be voted for the remaining nominees.                                    the conduct of the meeting and upon other
                                                                                      matters as may properly come before the
---------------------------------------------------                                   meeting.

                                                                                   The Board of Directors recommends a vote IN
                                                                                   FAVOR OF the directors listed above and a vote
                                                                                   IN FAVOR OF each of the listed proposals. This
                                                                                   proxy, when properly executed, will be voted as
                                                                                   specified above. If no specification is made,
                                                                                   this proxy will be voted in favor of the
                                                                                   election of the directors listed above and in
                                                                                   favor of the other proposals.

                                                                                   Please print the name(s) appearing on each share
                                                                                   certificate(s) over which you have voting
                                                                                   authority:


                                                                                   _____________________________________
                                                                                      (Print name(s) on certificate)

                                                                                   This Proxy must be signed and dated to be valid.


  Please sign your name(s) (Authorized Signature(s)) ____________________________________________ __________________ Dated:
  _____________, 2002

  NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS
        ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN
        FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
        AUTHORIZED PERSON, GIVING FULL TITLE.

------------------------------------------------------------------------------------------------------------------------------------